As filed with the Securities and Exchange Commission on December 4,
1998 	Registration No. 33-_______
____________________________________________________________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________________
MNB BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)
Delaware    		  48-1120026
(State or other jurisdiction of incorporation or
organization)
(I.R.S. Employer
Identification No.)
__________________
800 Poyntz Avenue
Manhattan, Kansas  66502-0031
(Address of principal executive offices)
__________________
MNB BANCSHARES, INC.
1998 STOCK INCENTIVE PLAN
(Full title of the plan)
__________________
Patrick L. Alexander
President and Chief Executive Officer
MNB Bancshares, Inc.
800 Poyntz Avenue
Manhattan, Kansas  66502-0031
(Name and address of agent for service)
(913) 565-2000
(Telephone number, including area code, of agent for service)

With copies to:

John E. Freechack, Esq.
Douglas J. Tucker, Esq.
Barack Ferrazzano Kirschbaum Perlman & Nagelberg
333 West Wacker Drive, Suite 2700
Chicago, Illinois  60606
(312) 984-3100

CALCULATION OF REGISTRATION FEE

Title of Securities
to be Registered

Amount to be
Registered(1)

Proposed Maximum
Offering Price
per Share(2)

Proposed Maximum
Aggregate
Offering Price(1)(2)

Amount of
Registration Fee(2)

Common Stock, Par Value $0.01 per share
100,000
$13.50
$1,350.00
$375.30

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the MNB Bancshares, Inc. 1998 Stock Incentive Plan (the "Plan") in connection with share splits, share dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(h) under the Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Registrant's Common Stock as reported on the Nasdaq National Market on the most recent day a trade occurred.


PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the MNB Bancshares, Inc. 1998 Stock Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the
"Commission") under the Securities Act.

Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.



PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents previously or concurrently filed by MNB
Bancshares, Inc. (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Company's Annual Report on Form 10-K (the "Annual
Report") filed by the Company (SEC File No. 0-21878) under the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on March 31, 1998.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the
Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c)	The description of the Company's Common Stock set forth on
Form 8-A filed by the Company with the Commission.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.	Description of Securities.
Not applicable.  See Item 3(c) above.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under its Certificate of Incorporation, as amended, the Registrant shall, to the full extent permitted by the General Corporation Law of the State of Delaware, indemnify each person who is or was a director or officer of the Registrant against any liability, cost or expense incurred by him in his capacity as a director or officer or arising out of his status as a director or officer.

In addition, the Delaware Law permits a corporation to purchase and maintain, on behalf of its directors and officers, insurance against liability incurred in their capacities as such, regardless of whether the corporation would have the power to indemnify against such liability under the Delaware law. The Registrant currently maintains such directors' and officers' liability insurance.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

(2)	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.	Pursuant to the requirements of the Securities Act of
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manhattan, Kansas on October
21, 1998.

						MNB BANCSHARES, INC.



						By:/s/Patrick L. Alexander

							Patrick L. Alexander
							President and Chief Executive Officer


 					By:/s/Susan E. Roepke

						 Susan E. Roepke
       Vice President, Secretary, Treasurer
       and Chief Financial Officer


POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Patrick L. Alexander and Susan E. Roepke, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on October 21, 1998.


Signature

            Title
/s/ Patrick L. Alexander
Patrick L. Alexander
President, Chief Executive Officer and Director
/s/ Susan E. Roepke
Susan E. Roepke
Vice President, Secretary, Treasurer, Chief Financial
Officer and Director
/s/ Brent A. Bowman
Brent A. Bowman
Chairman of the Board
/s/ Joseph L. Downey
Joseph L. Downey
Director
/s/ Charles D. Green
Charles D. Green
Director
/s/ Vernon C. Larson
Vernon C. Larson
Director
/s/ Jerry R. Pettle
Jerry R. Pettle
Director
/s/ Donald J. Wissman
Donald J. Wissman
Director


MNB BANCSHARES, INC.
EXHIBIT INDEX
TO
FORM S-8 REGISTRATION STATEMENT

Exhibit No.     Description   Incorporated        Filed          Sequential
                              Herein by           Herewith       Page No.
                              Reference To

4.1       Certificate of      Exhibit 3.1 of
          Incorporation of    the Form S-1
          MNB Bancshares,     Registration
          Inc.                Statement, as amended,
                              filed with the
                              Commission on
                              September 3, 1992
                              (Registration No.
                              33-51710)

4.2      Certificate of                              X             --
         Amendment of the
         Certificate of
         Incorporation of
         MNB Bancshares, Inc.

4.3      Bylaws of MNB        Exhibit 3.2 of the
         Bancshares, Inc.     Form s-1 Registration
                              Statement, as amended,
                              filed with the Commission
                              on September 3, 1992
                             (Registration No. 33-51710)


5.1      Opinion of Barack                          X             --
         Ferrazzano Kirschbaum
         Perlman & Nagelberg

23.1     Consent of KPMG Peat                       X             --
         Marwick LLP

24.1     Power of Attorney                       Included on
                                                 Signature Page
                                                 to this Registration
                                                 Statement

99.1     MNB Bancshares, Inc.                       X            --
         1998 Stock Incentive Plan

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
OF
MNB BANCSHARES, INC.

MNB Bancshares, Inc. (hereinafter called the
"Corporation"), a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware, does hereby certify that:

1. The name of the Corporation is: MNB Bancshares, Inc.
2. The first sentence of Articles Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

ARTICLE FOURTH: The total number of shares of stock which this corporation shall have authority to issue is three million (3,000,000) shares of common stock, par value $.01 per share, and two hundred thousand
(200,000) shares of serial preferred stock, par value
$.01 per share.

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

Dates as of the 18th day of May, 1998.

MNB BANCSHARES, INC.

By: /s/Patrick L. Alexander
       President and Chief Executive Officer


December 1, 1998

MNB Bancshares, Inc.
800 Poyntz Avenue
Manhattan, Kansas 66502-0031

Ladies and Gentlemen:

We have acted as special counsel to MNB Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering of 100,000 shares of its common stock, $.01 par value ("Common Shares"), pursuant to the Company's 1998 Stock Incentive Plan (the "Offering") as described in the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission (the "SEC") on or about December 3, 1998 (the "Registration Statement"). Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement. You have requested our opinion concerning certain matters in connection with the Offering.

We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

In arriving at the opinions expressed below, we have reviewed and examined the following documents:

a.	the Certificate of Incorporation of the Company filed with
the Secretary of State of the State of Delaware on August 27, 1992, as amended, and the Company's Bylaws, as amended;

b.	the Registration Statement, including the prospectus
constituting a part thereof (the "Prospectus");

c.	Resolutions of the Board of Directors of the Company (the
"Board") relating to the Offering; and

d.	a form of share certificate representing the Common Shares
approved by the Board.

We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the Securities Act of 1933, as amended, and the rules and regulations thereunder, the laws and regulations of the State of Illinois, the General Corporation Law of the State of Delaware and United States federal law.

Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

1.	The Company has been duly organized and is validly
existing in good standing under the laws of the State of Delaware and has due corporate authority to carry on its business as it is presently conducted.

2.	The Company is authorized to issue up to 3,000,000
Common Shares, of which 1,364,230 Common Shares have been issued and are presently outstanding prior to the Offering.

3.	When the Registration Statement shall have been declared
effective by order of the SEC and the Common Shares to be sold thereunder shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, then such Common Shares will be legally issued, fully paid and non-assessable.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).

We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Common Shares to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,


Barack Ferrazzano
Kirschbaum Perlman
& Nagelberg


The Board of Directors
MNB Bancshares, Inc.

We consent to the incorporation by reference in the registration statement of Form S-8 of MNB Bancshares, Inc. of our report, dated January 30, 1998, relating to the consolidated balance sheets of MNB Bancshares, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of MNB Bancshares, Inc.

Kansas City, Missouri
December 2, 1998


MNB BANCSHARES, INC.
1998 STOCK INCENTIVE PLAN

I. Purpose of the Plan

The  MNB BANCSHARES, INC., 1998 STOCK INCENTIVE
PLAN (hereinafter referred to as the "Plan") is intended to provide a means whereby directors, employees, consultants and advisors of MNB BANCSHARES, INC., and its Related Corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.
Accordingly, the Company may permit certain directors, employees, consultants and advisors to acquire Shares or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

II. Definitions

The following terms shall be defined as set forth below:

A. Board.  Shall mean the Board of Directors of the Company.

B. Cause. Shall mean the commitment of fraud, the misappropriation of or intentional material damage to the property or business of the Company, the substantial failure to fulfill the duties and responsibilities of a regular position and/or comply with Company policies, rules or regulations, or the conviction of a felony.

C. Change of Control.  Shall mean:

1. the consummation of the acquisition by any person
(as such term is defined in Section 13(d) or 14(d) of the `34 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the `34
Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company other than through the receipt of Shares pursuant to the Plan; or

2. the individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of the Company, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or

3. approval by stockholders of the Company of: (1) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent
(50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company are acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the
Company; or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock of the
Company immediately prior to such acquisition.

D. Code. Shall mean the Internal Revenue Code of 1986, and any amendments thereto.

E. Committee. Shall mean a committee appointed by the Board in accordance with Section 3 hereof.

F. Company.  Shall mean MNB Bancshares, Inc.

G. Compete. Shall mean within a period of one (1) year after the termination of service, the direct or indirect competition with the business of the Company and its Related Corporations, including, but not by way of limitation, the direct or indirect owning, managing, operating, controlling, financing or serving as an officer, employee, director or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Company or a Related Corporation to terminate employment and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates, a business similar to that of the Company and its Related Corporations, within the counties in which the Company and its Related Corporations is operating, except with the express prior written consent of the Company.

H. Disability.  Shall mean a physical or mental disability
(within the meaning of Section 22(e)(3) of the Code) which impairs the individual's ability to substantially perform his or her current duties for a period of at least twelve (12) consecutive months, as determined by the Committee.

I. ERISA.  Shall mean the Employee Retirement Income
Security Act of 1974, and any amendment thereto.

J. Incentive Stock Option. Shall mean an award under the Plan that satisfies the general requirements of Code Section 422, namely:
(i) grantees must be employees; (ii) the exercise price may not be less than the fair market value of the underlying Shares at the date of grant; (iii) no more than $100,000 worth of Shares may become exercisable in any year;
(iv) the maximum duration of an award may be ten (10) years; (v) awards must be exercised within three (3) months after termination of employment, except in the event of Disability or death; and (vi) Shares received upon exercise must be retained for the greater of two (2) years from the date of grant or one (1) year from the date of exercise.

K. Nonqualified Options. Shall mean an option award under the Plan that is not an Incentive Stock Option.

L. Related Corporation. Shall mean Security National Bank and any corporation which would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or (f), respectively, of the Code.

M. Retirement. Shall have the same meaning as is provided under the MNB Bancshares, Inc. Employee Stock Ownership Plan, and shall mean termination of service, other than for Cause, after attainment of age sixty (60) for directors, consultants and advisors.

N. Restricted Stock. Shall mean an award of Shares under the Plan that are restricted as to transfer and subject to forfeiture.

O. Rule 16b-3.  Shall mean Rule 16b-3 promulgated under the
`34 Act, and any amendments thereto.

P. Shares.  Shall mean common stock of the Company.

Q. Stock Appreciation Rights. Shall mean rights entitling the grantee to receive the appreciation in the market value of a stated number of Shares.

R. '33 Act. Shall mean the Securities Act of 1933, and any amendments thereto.

S. '34 Act. Shall mean the Securities Exchange Act of 1934, and any amendments thereto.

III. Administration of the Plan

The Plan shall be administered by the Board, or a Committee appointed by the Board. The Board, or the appointed Committee, shall have sole authority to:

A. select the directors, employees, consultants and advisors to whom awards shall be granted under the Plan;

B. establish the amount and conditions of each such award;

C. prescribe any legend to be affixed to certificates representing such awards;

D. interpret the Plan; and

E. adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

All decisions made by the Board, or the Committee, in administering the Plan shall be final.

IV. Shares Subject to the Plan

The aggregate number of Shares that may be obtained by directors, employees, consultants and advisors under the Plan shall be 100,000
Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.

V. Stock Options

A. Type of Options. The Company may issue options that constitute Incentive Stock Options to employees and Nonqualified Options to directors, employees, consultants and advisors under the Plan. The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Option or a Nonqualified Option.

B. Terms of Options.  Except as provided in Subparagraphs
(c) and (d) below, each option granted under the Plan shall be subject to the terms and conditions set forth by the Board in the stock option agreement including, but not limited to, option price and option term.

C. Additional Terms Applicable to All Options. Each option shall be subject to the following terms and conditions:

1. Written Notice. An option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased.

2. Method of Exercise. The aggregate option price may be paid in any one or a combination of cash, personal check, Shares already owned or Plan awards which the optionee has an immediate right to exercise, as provided by the Board.

3. Term of Option. An option shall be exercisable as provided under the Plan or by the Board.

4. Disability or Death of Optionee. If an optionee terminates service due to Retirement, Disability or death prior to exercise in full of any options, he or she or his or her beneficiary, executor, administrator or personal representative shall have the right to exercise the options within a period of twelve (12) months after the date of such termination to the extent that the right was exercisable at the date of such termination as provided in the stock option agreement, or as may otherwise be provided by the Board.

5. Transferability. No option may be transferred, assigned or encumbered by an optionee, except:
(A) by will or the laws of descent and distribution;
(B) by gifting for the benefit of descendants for estate planning purposes; or (C) pursuant to a certified domestic relations order.

D. Additional Terms Applicable to Incentive Options.  Each
Incentive Option shall be subject to the following terms and conditions:

1. Option Price. The option price per Share shall be 100% of the fair market value of a Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (hereinafter referred to as a "10% Shareholder") shall not be less than 110% of the fair market value of a Share on the date the option is granted.

2. Term of Option. No option may be exercised more than ten (10) years after the date of grant. No option granted to a 10% Shareholder may be exercised more than five (5) years after the date of grant. Notwithstanding any other provisions hereof, no option may be exercised more than three (3) months after the optionee terminates employment with the Company, except in the event of death or Disability as provided under Subparagraph (c)(iv) above.

3. Annual Exercise Limit. The aggregate fair market value of Shares which first become exercisable during any calendar year shall not exceed $100,000.
For purposes of the preceding sentence, the fair market value of each Share shall be determined on the date the option with respect to such Share is granted.

4. Transferability. No option may be transferred, assigned or encumbered by an optionee, except by will or the laws of descent and distribution, and during the optionee's lifetime an option may only be exercised by him or her.

VI. Restricted Stock Awards

A. Grants. Restricted Stock Awards ("RSAs") under the Plan shall be evidenced by restricted stock agreements in such form and consistent with the Plan as the Board shall approve from time to time.

B. Restriction Period. RSAs awarded under the Plan shall be subject to such terms, conditions, and restrictions, including without limitation: prohibitions against transfer; substantial risks of forfeiture; attainment of performance objectives; repurchase by the Company or right of first refusal for such period or periods as shall be determined by the Board at the time of grant. The Board shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the RSAs awarded to a grantee.

C. Restrictions Upon Transfer. RSAs awarded, and the right to vote underlying Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such Shares, except: (i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order. Subject to the foregoing, and except as otherwise provided in the Plan, the grantee shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

D. Certificates. Each certificate issued in respect of RSAs awarded to a grantee shall be deposited with the Company, or its designee, and shall bear the following legend:

"This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the MNB Bancshares, Inc. 1998 Stock Incentive Plan and an
Agreement entered into by the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, a copy of each of which is on file in the office of the Secretary of said Company."

E. Lapse of Restrictions. The Agreement shall specify the terms and conditions upon which any restrictions upon Shares awarded under the Plan shall lapse, as determined by the Board. Upon the lapse of such restrictions, Shares, free of the foregoing restrictive legend, shall be issued to the grantee or his or her legal representative.

F. Termination Prior to Lapse of Restrictions. In the event of a grantee's termination of service prior to the lapse of restrictions applicable to any RSAs awarded to such grantee, all Shares as to which there still remain restrictions shall be forfeited by such grantee without payment of any consideration to the grantee, and neither the grantee nor any successors, heirs, assigns, or personal representatives of such grantee shall thereafter have any further rights or interest in such Shares or certificates.

VII. Stock Appreciation Rights

A. Grants. Stock Appreciation Rights ("SARs") may be granted separately or in tandem with or by reference to an option granted prior to or simultaneously with the grant of such rights, to such eligible directors, employees, consultants and advisors as may be selected by the Board.

B. Terms of Grant. SARs may be granted in tandem with or with reference to a related option, in which event the grantee may elect to exercise either the option or the SAR, but not both, as to the same Share subject to the option and the SAR, or the SAR may be granted independently of a related option. SARs shall not be transferable, except:
(i) by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendants for estate planning purposes; or (iii) pursuant to a certified domestic relations order.

C. Payment on Exercise. Upon exercise of a SAR, the grantee shall be paid the excess of the then fair market value of the number of Shares to which the SAR relates over the fair market value of such number of Shares at the date of grant of the SAR or of the related option, as the case may be. Such excess shall be paid in cash or in Shares having a fair market value equal to such excess or in such combination thereof as the Board shall determine.

VIII. Amendment or Termination of the Plan

The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 13 hereof) no amendment shall be made without approval of the stockholders of the Company which shall: (i) materially increase the aggregate number of Shares with respect to which Incentive Stock Option awards may be made under the Plan; or (ii) change the class of persons eligible to receive Incentive Stock Option awards under the Plan; provided, however, that no amendment, suspension or termination shall impair the rights of any individual, without his or her consent, in any award theretofore made pursuant to the Plan.

IX. Term of Plan

The Plan shall be effective upon the date of its adoption by the Board; provided that, Incentive Options may be granted only if the Plan is approved by the shareholders within twelve (12) months before or after the date of adoption. Unless sooner terminated under the provisions of
Section 9, Shares and SARs shall not be granted under the Plan after the expiration of ten (10) years from the effective date of the Plan. However, awards may be exercisable after the end of the term of the Plan.

X. Rights as Shareholder

Upon delivery of any Share to a director, employee, consultant or advisor, such person shall have all of the rights of a shareholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.

XI. Merger or Consolidation

In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation may agree to exchange options and SARs issued under this Plan for options and SARs (with the same aggregate option price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such merger or consolidation. In the event of a Change of Control, options, Restricted Stock and SARs shall become immediately and fully exercisable.

XII. Changes in Capital and Corporate Structure

The aggregate number of Shares and interests awarded and which may be awarded under the Plan shall be adjusted to reflect a change in the outstanding Shares of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction. The adjustment shall be made in an equitable manner which will cause the awards to remain unchanged as a result of the applicable transaction.

XIII. Service

An individual shall be considered to be in the service of the Company or a Related Corporation as long as he or she remains a director, employee, consultant or advisor of the Company or such Related
Corporation. Nothing herein shall confer on any individual the right to continued service with the Company or a Related Corporation or affect the right of the Company or such Related Corporation to terminate such service.

XIV. Withholding of Tax

To the extent the award, issuance or exercise of Shares or SARs results in the receipt of compensation by a director, employee, consultant or advisor, the Company is authorized to withhold a portion of such Shares receivable or any cash compensation then or thereafter payable to such person to pay any tax required to be withheld by reason of the receipt of the compensation. Alternatively, the director, employee, consultant or advisor may tender Shares with a value equal to, or a personal check in the amount of, the tax required to be withheld.

XV. Delivery and Registration of Stock

The Company's obligation to deliver Shares with respect to an award shall, if the Board so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Board shall determine to be necessary or advisable to comply with the provisions of the `33 Act or any other federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Board shall determine to be necessary or advisable. The Plan is intended to comply with Rule 16b-3, if applicable.
Any provision of the Plan which is inconsistent with said rule should to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.